UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

____________________

Date of Report (Date of earliest event reported): June 15, 2006

ASCENDIA BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	033-25900	75-2228820
(State or Other Jurisdiction	Commission File	IRS Employer
of Incorporation)	Number)	Identification No.)

2000 Lenox Drive, Suite 202, Lawrenceville, New Jersey 08648

(Address of Principal Executive Offices)

609-219-0930

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 140.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

(a)       On June 15, 2006 the Company received notice from the American Stock Exchange (“Amex”) that it is not in compliance with certain Amex continued listing standards, as a result of the Company’s failure timely to file a Form 10-K for the year ended February 28, 2006. The letter requests that the Company submit, by June 29, 2006, a plan of the actions it plans to take to bring the Company into compliance (not later than August 14, 2006) with Sections 134 and 1101 of the Amex Company Guide. The Company issued a press release on June 13, 2006 explaining that the delay in filing Form 10-K is a the result of a delay in the completion of its audit, and that the Company expects to file its Form 10-K on or around June 30.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2006	ASCENDIA BRANDS, INC.
By:	/s/ Joseph A. Falsetti
Joseph A. Falsetti President and Chief Executive Office